Groundflor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>

The Path To Private Market Performance


9:41
Total Net Worth: $129,210.12
Total Earned
$86,859.10
1Y
Total Cash Available
$12,0047.67
Earnings
Total Interest Earned

Alternative investing shouldn't be reserved for the wealthy. With Groundfloor, anyone can invest in short-term real estate loans that deliver steady returns without buying property or managing tenants.

It's a simple, hands-off way to grow your money outside the stock market.

Groundflor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>


Portfolio Balance
Manage Rollover
$229,210.12
Investor Account -1234
Apr 30
$1,766.53
Earned
$2,102.00
Projected Earnings
Open
Closed
Activity
1 Month Note
Maturity: 10/10/25
$2,000.00
5%
3 Month Note
Maturity: 10/10/25
$2,000.00
6%
12 Month Note
Maturity: 10/10/25
$2,000.00
8.5%
Invest Now

Notes are short-term investments with predictable returns and set repayment dates. With low minimums, Notes offer **fixed 1-mo, 3-mo and 12 month terms**.
You choose the term that fits your strategy and receive consistent income with no market exposure.

- ✓ 5 - 8.5%* returns
- ✓ Terms ranging from 1-mo, 3-mo, or 12-months
- ✓ Portfolio backed by diversified real estate loans

Groundfloor

< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>


Flywheel Portfolio
nvested Balance
$479.05
Investor Account 1234
Rate of Return
9.36%
Holdings
Updates
Activity
304
Total loans
Active
Repaid
259
45
85%
15%
Top 10 active holdings
Bond Portfolio 1
$215,000
123 Main Street
Atlanta, GA
$200,000.00
9.7% APR

Flywheel diversifies your investment across a mix of real, asset-backed opportunities, helping reduce single-asset risk and support steady, long-term growth.

- ✓ Instant diversification across assets, timelines, and geographies
- ✓ Consistent, long-term strategy that adjusts as assets repay

Groundfloor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>


$180,000
Total offering
10.5%
Interest Rate

Want to choose where your money goes? Our Loans let you hand-pick individual real estate projects. With our $10 minimum, Loans give you full control over where your money goes. You fund specific real estate renovations based on term length, location, and risk profile.

- ✓ Works for both beginners and seasoned investors
- ✓ Detailed borrower and property information
- ✓ Track progress with real-time updates
- ✓ Select from loans featuring interest rates ranging from 5% to 15%*

How Groundfloor Investing Works

1 **Fund Real Estate Projects**
Your investment goes directly into property-backed loans.

2 **Earn Predictable Interest**
As borrowers repay, principal and interest are returned to you.

3 **Get Paid Or Reinvest**
Withdraw earnings or reinvest them in new projects to grow faster.

Why Groundfloor Is Different

Groundfloor gives everyday investors a clearer, more controlled way into private-market real estate—built on transparency, tangible assets, and a decade of proven performance.



Invest in Properties Without Owning

Earn through real estate lending, not property management or market timing. Returns come from interest on short-term, secured loans.



Backed by Real
Verified Collateral

Every Groundfloor investment is secured by real property—not a token or fund abstraction. This tangible collateral adds protection when markets shift.

Designed To Perform Through Market Cycles

We've navigated rate hikes, inflation, market swings, and a pandemic. With realized losses under 1.5%, our disciplined lending speaks for itself.

Join The Community

Groundfloor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>



Total Net Worth: $229,210.12
Total Earned
$26,859.10
10.45% /1Y
2024
Forbes Fintech 50 Award
The Future Of Real Estate

Groundfloor makes it easy for anyone to invest in private-market real estate and earn steady, reliable returns. Since 2013, more than 250,000 investors have chosen a smarter way to grow their money.

+2.2B
Funded

99%
Repayment Rate

Frequently Asked Questions

How does Groundfloor work?

Are there any fees to invest on Groundfloor?

How does Groundfloor compare to other platforms?

What are the risks of investing in Groundfloor?

How much do I need to invest?

Groundfloor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>

Invest

Funding< https://www.groundfloor.us/app/investments>

Funded< https://www.groundfloor.us/education/funded>

Repaid< https://www.groundfloor.us/education/repaid>

Investor Agreement < https://groundfloor-assets.s3.amazonaws.com/Investor%20Agreement%202018.pdf>

Referral Program< https://join.groundfloor.com/referral-page/>

SEC Filings< https://groundfloor.com/sec-filings/>

About

Team< https://groundfloor.com/team>

Culture< https://groundfloor.com/culture/>

Press< https://groundfloor.com/press/>

Contact< https://groundfloor.com/contact-groundfloor>

Jobs< https://apply.workable.com/groundfloor/>

Education Hub< https://groundfloor.com/education-hub>

Groundfloor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>

Blog< https://blog.groundfloor.com/>

ng<

arhttps://www.sec.gov/Archives/edgar/data/1694600/000110465919064771/tv532767_partiiandii

Privacy Policy< https://groundfloor.com/privacy-policy/>

Terms Of Service< https://groundfloor.com/terms/>

Terms and Conditions< https://groundfloor.com/terms-and-conditions/>

Support< https://support.groundfloor.us/en/>

Borrow

Groundfloor Lending< https://lending.groundfloor.com/>

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A copy of these materials may also be obtained for free on the SEC's website at www.sec.gov.

No mobile information will be shared with third parties/affiliates for marketing/promotional purposes. All the stated categories in this privacy policy exclude text messaging originator opt-in data and consent; this information will not be shared with any third parties. End users can opt out of receiving further messages by replying STOP or ask for more information by replying HELP. Message frequency may vary. Message and data rates may apply.

PLEASE SEE OUR OFFERING CIRCULARS BELOW:

Groundfloor
< https://groundfloor.com/>

Get The App
< https://apps.apple.com/us/app/groundfloor-finance-inc/id1569086243>

Groundfloor Real Estate 1, LLC.
< https://www.sec.gov/Archives/edgar/data/1694600/000110465919064771/tv532767_partiiandiii.htm>

Groundfloor Yield, LLC.
<
https://www.sec.gov/Archives/edgar/data/1810007/000110465925061611/tm2518575d1_partiiandiii.htm>

Groundfloor Loans 1, LLC.
< https://www.sec.gov/Archives/edgar/data/2002281/000110465924039717/tm2333086-5_253g2.htm>

Groundfloor Loans 2, LLC.
<
https://www.sec.gov/Archives/edgar/data/2049963/000110465925029567/tm2432106d2_partiiandiii.htm>

OFFERINGS FOR SECURITIES UNDER REGULATION A ON THIS WEBSITE ARE CURRENTLY OPEN TO ALL US RESIDENTS WHERE THE ISSUER HAS FILED STATE NOTICE. The information on this website does not constitute an offer to sell any securities identified herein in any state or jurisdiction in which the issuer is not qualified to do so. Securities are offered and sold under Regulation A of the Securities Act of 1933 ("Regulation A") only to investors who are residents of the states in which Groundfloor Finance Inc. ("Groundfloor "), or one of its affiliates has either qualified an offering statement under Tier 1 of Regulation A or made notice of its intent to offer and sell securities under Tier 2 of Regulation A. Groundfloor, or its affiliates, may also offer securities to accredited investors where such investors are duly qualified.

In some cases, Groundfloor or one of its affiliates has filed offering circulars and post-qualification amendments (or "PQAs") (including supplements to such filings) with the Securities and Exchange Commission (the "SEC") covering the above referenced Offering Circulars. An investment in any of the securities we sell entails risk of loss, and you may lose all or part of your investment. Each investor should carefully consider the risk factors and other information discussed in the qualified offering circulars/PQAs (and current supplements, if any) before purchasing securities. Some statements in the offering circulars/PQAs and on this website may contain forward-looking statements and are based upon current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Although Groundfloor believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. You should consult with your own attorneys, accountants, and other professional advisors prior to making an investment.

The information on this website does not constitute an offer to sell or a solicitation of interest in any securities that may be qualified in the future. No money or other consideration is being solicited with respect to any securities that have not been duly qualified, and if sent in response, will not be accepted. No offer to buy any securities that have not been duly qualified can be accepted and no part of the purchase price can be received until an offering circular/PQA covering such securities has been qualified by the SEC.

Any such offer to buy unqualified securities may be withdrawn or revoked, without obligation of any kind, at

discussion contained in the offering circulars/PQAs. Articles or information from third-party sources outside of this domain may discuss Groundfloor (or its affiliates) or relate to information contained herein, but Groundfloor and its affiliates do not approve and are not responsible for such content. Hyperlinks to third-party sites, or reproduction of third-party content, do not constitute an approval or endorsement by Groundfloor or any of its affiliates of the linked or reproduced content. Neither the SEC nor any state securities commission or regulatory authority approved, disapproved, endorsed, or recommended the merits of the offering described in the offering circulars/PQAs or reflected on this website. Groundfloor's services do not constitute "crowdfunding" as described in Title III of the Jumpstart Our Business Startups Act ("JOBS Act").